EXHIBIT 2.2





_________________________________________________________________


                          AGREEMENT AND PLAN OF MERGER


                           DATED AS OF AUGUST 7, 1995

                                 by and between


                           ADVANCED HEALTH CORPORATION

                                       and

                                   MAJEAN INC.







_________________________________________________________________

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----


ARTICLE 1      THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.1   The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.2   Effective Time of the Merger  . . . . . . . . . . . . . . . . . . .  1
    1.3   Effect of Merger  . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.4   Supplementary Action  . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2      THE SURVIVING CORPORATION  . . . . . . . . . . . . . . . . . .  2
    2.1   Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    2.2   Certificate of Incorporation  . . . . . . . . . . . . . . . . . . .  2
    2.3   By-laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    2.4   Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    2.5   Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 3      CONVERSION OF SHARES . . . . . . . . . . . . . . . . . . . . .  2
    3.1   Conversion of Shares and Options  . . . . . . . . . . . . . . . . .  2
    3.2   No Further Transfers  . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE 4      CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    4.1   Time and Place  . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    4.2   Deliveries at Closing . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE 5      REPRESENTATIONS AND WARRANTIES OF MAJEAN . . . . . . . . . . .  4
    5.1   Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    5.2   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    5.3   Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    5.4   Absence of Undisclosed Liabilities. . . . . . . . . . . . . . . . .  5
    5.5   Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    5.6   Management Services Agreement . . . . . . . . . . . . . . . . . . .  6
    5.7   Corporate Power and Authority; No Violations  . . . . . . . . . . .  6

ARTICLE 6      REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . .  6
    6.1   Organization, Good Standing, Qualification and Corporate Power  . .  6
    6.2   Capitalization and Voting Rights  . . . . . . . . . . . . . . . . .  7
    6.3   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    6.4   Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
    6.5   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . .  7
    6.6   Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    6.7   Governmental Consents . . . . . . . . . . . . . . . . . . . . . . .  8
    6.8   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    6.9   Patents and Trademarks  . . . . . . . . . . . . . . . . . . . . . .  8
    6.10  Compliance with Other Instruments . . . . . . . . . . . . . . . . .  8
    6.11  Title to Property and Assets  . . . . . . . . . . . . . . . . . . .  9
    6.12  Labor Agreements and Actions; Employee Benefits . . . . . . . . . .  9
    6.13  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE 7      COVENANTS OF THE PARTIES . . . . . . . . . . . . . . . . . .   10
    7.1   Best Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . .   10
    7.2   Conduct of Business . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE 8      CONDITIONS TO COMPANY'S OBLIGATIONS  . . . . . . . . . . . .   10
    8.1   Representations, Warranties and Covenants of Majean . . . . . . .   10
    8.2   No Prohibition  . . . . . . . . . . . . . . . . . . . . . . . . .   11
    8.3   Third Party Consents  . . . . . . . . . . . . . . . . . . . . . .   11
    8.4   Governmental Consents . . . . . . . . . . . . . . . . . . . . . .   11
    8.5   Stockholders' Consent, Etc. . . . . . . . . . . . . . . . . . . .   11

ARTICLE 9      CONDITIONS TO MAJEAN'S OBLIGATIONS . . . . . . . . . . . . .   11
    9.1   Representations, Warranties and Covenants of the Company  . . . .   11
    9.2   No Prohibition  . . . . . . . . . . . . . . . . . . . . . . . . .   12
    9.3   Governmental Consents . . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE 10     TERMINATION PRIOR TO CLOSING . . . . . . . . . . . . . . . .   12
    10.1  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
    10.2  Effect of Termination . . . . . . . . . . . . . . . . . . . . . .   12

ARTICLE 11     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . .   13
    11.1  Non-Survival of Representations and Warranties  . . . . . . . . .   13
    11.2  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . .   13
    11.3  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . .   13
    11.4  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
    11.5  Modification and Waiver . . . . . . . . . . . . . . . . . . . . .   13
    11.6  Broker's Fees . . . . . . . . . . . . . . . . . . . . . . . . . .   13
    11.7  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    11.8  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    11.9  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .   15
    11.10 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . .   15

                                   Attachments
                                   -----------

EXHIBIT 1.2    -    Form of Certificate of Merger
EXHIBIT 2.2    -    Form of Amended and Restated Certificate of Incorporation
                    for Majean, Inc.

SCHEDULE 5.1   -    Majean Stockholders
SCHEDULE 5.2   -    Subsidiaries
SCHEDULE 5.5   -    Contracts
SCHEDULE 6.12  -    Employee Benefit Plans

                              LIST OF DEFINED TERMS

Term                                    Place of Definition
- ----                                    -------------------

"Certificate of Merger" . . . . . . . . Section 1.2
"Closing Date"  . . . . . . . . . . . . Section 4.1
"Closing" . . . . . . . . . . . . . . . Section 4.1
"Company" . . . . . . . . . . . . . . . Preamble
"Company's Certificate" . . . . . . . . Section 9.1
"Constituent Corporations"  . . . . . . Preamble
"Corporation Law" . . . . . . . . . . . Preamble
"Effective Time"  . . . . . . . . . . . Section 1.2
"Encumbrances"  . . . . . . . . . . . . Section 5.2
"Government Entity" . . . . . . . . . . Section 5.7
"Indemnified Party" . . . . . . . . . . Section 7.5
"Litigation"  . . . . . . . . . . . . . Section 5.7
"Material Adverse Effect" . . . . . . . Section 5.4
"Merger"  . . . . . . . . . . . . . . . Preamble
"Permitted Encumbrances"  . . . . . . . Section 5.5
"Permits" . . . . . . . . . . . . . . . Section 5.8
"Returns" . . . . . . . . . . . . . . . Section 5.11
"Subsidiaries"  . . . . . . . . . . . . Section 5.2
"Subsidiary"  . . . . . . . . . . . . . Section 5.2
"Surviving Corporation" . . . . . . . . Preamble
"Taxes" . . . . . . . . . . . . . . . . Section 5.11

                               AGREEMENT AND PLAN OF MERGER, dated as of August 7, 1995, between ADVANCED HEALTH CORPORATION, a Delaware corporation (the "Company") and MAJEAN, INC., a Delaware corporation ("Majean").


          The Boards of Directors and stockholders of the Company and Majean deem it advisable and in the best interests of each such corporation and their respective stockholders to cause the merger of the Company with and into Majean (the "Merger") upon the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "Corporation Law"). Majean and the Company being hereinafter sometimes referred to as the "Constituent Corporations" and Majean, following the effectiveness of the Merger, as the "Surviving Corporation".

          THEREFORE, in consideration of the mutual representations, warranties, covenants and conditions contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the parties hereby agree as follows:


                                    ARTICLE 1

                                   THE MERGER
                                   ----------

          1.1   The Merger.  Upon the terms and subject to the conditions hereof
                ----------
as promptly as practicable following the satisfaction or waiver of the conditions set forth in Articles 8 and 9 hereof, the Company shall be merged with and into Majean and the separate existence of the Company shall thereupon cease, and Majean, as the Surviving Corporation, shall continue to exist under and be governed by the Corporation Law.

          1.2   Effective Time of the Merger.  The Merger shall become effective
                ----------------------------
when a properly executed Certificate of Merger in substantially the form of
Exhibit 1.2 attached hereto (the "Certificate of Merger") is filed with the
- -----------
Secretary of State of Delaware as provided in the Corporation Law. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Certificate of Merger is so filed.

          1.3   Effect of Merger.  The Merger shall have the effects set forth
                ----------------
in the Corporation Law.

          1.4   Supplementary Action.  If, at any time after the Effective Time,
                --------------------
the Surviving Corporation shall consider or be advised that any further assignments or assurances are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of either of the Constituent Corporations, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of the respective Constituent Corporations, in the name of and on behalf of the appropriate Constituent Corporation, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.


                                    ARTICLE 2

                            THE SURVIVING CORPORATION
                            -------------------------

          2.1   Name.  The name of the Surviving Corporation will be Majean,
                ----
Inc.

          2.2   Certificate of Incorporation.  The Certificate of Incorporation
                ----------------------------
of the Surviving Corporation shall be the Certificate of Incorporation of Majean, as amended and restated in the form of Exhibit 2.2.
                                               -----------

          2.3   By-laws.  The By-laws of the Company immediately prior to the
                -------
Effective Time shall be the By-laws of the Surviving Corporation.

          2.4   Directors.  The directors of the Company immediately prior to
                ---------
the Effective Time shall be the directors of the Surviving Corporation until their respective successors are duly elected and qualified in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or until their earlier resignation or removal, or as otherwise provided by law.

          2.5   Officers.  The officers of the Company immediately prior to the
                --------
Effective Time shall be the officers of the Surviving Corporation until their successors are duly elected and qualified in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or until their earlier resignation or removal, or as otherwise provided by law.


                                    ARTICLE 3

                        CONVERSION OF SHARES AND OPTIONS
                        --------------------------------

          3.1   Conversion of Shares and Options.  As of the Effective Time, by
                --------------------------------
virtue of the Merger and without any action on the part of any holder:

                (a) Each issued and outstanding share of the Company's Common Stock, par value $.001 per share (the "Company Common Stock"), excluding any such shares held in the Company's treasury, shall be converted into one fully paid and nonassessable share of the Surviving Corporation's Common Stock, par value $.001 per share. Each share of Company Common Stock held in the treasury of the Company shall be cancelled and no payment shall be made in respect thereof.

                (b) Each issued and outstanding share of the Company's Series A Preferred Stock, par value $.001 per share (the "Company Series A Preferred Stock"), excluding any such shares held in the Company's treasury, shall be converted into one fully paid and nonassessable share of the Surviving Corporation's Series A Preferred Stock, par value $.001 per share. Each share of Company Series A Preferred Stock held in the treasury of the Company shall be cancelled and no payment shall be made in respect thereof.

                (c) Each issued and outstanding share of the Company's Series B Preferred Stock, par value $.001 per share (the "Company Series B Preferred Stock"), excluding any such shares held in the Company's treasury, shall be converted into one fully paid and nonassessable share of the Surviving Corporation's Series B Preferred Stock, par value $.001 per share. Each share of Company Series B Preferred Stock held in the treasury of the Company shall be cancelled and no payment shall be made in respect thereof.

                (d) Each issued and outstanding share of the Company's Series C Preferred Stock, par value $.001 per share (the "Company Series C Preferred Stock" and, collectively with the Company Common Stock, the Company Series A Preferred Stock and the Company Series B Preferred Stock, the "Company Securities"), excluding any such shares held in the Company's treasury, shall be converted into one fully paid and nonassessable share of the Surviving Corporation's Series C Preferred Stock, par value $.001 per share. Each share of Company Series C Preferred Stock held in the treasury of the Company shall be cancelled and no payment shall be made in respect thereof.

                (e) Each issued and outstanding share of the Company's Series D Preferred Stock, par value $.001 per share (the "Company Series D Preferred Stock" and, collectively with the Company Common Stock, the Company Series A Preferred Stock, the Company Series B Preferred Stock and the Company Series C Preferred Stock, the "Company Securities"), excluding any such shares held in the Company's treasury, shall be converted into one fully paid and nonassessable share of the Surviving Corporation's Series D Preferred Stock, par value
$.001 per share. Each share of Company Series D Preferred Stock held in the treasury of the Company shall be cancelled and no payment shall be made in respect thereof.

                (f) Each outstanding option to acquire a share of common stock of Majean shall be converted into an option to acquire one share of the Surviving Corporation's common stock.

          3.2   No Further Transfers.  At the Effective Time, the stock transfer
                --------------------
books of the Company shall be closed and no transfer of Company Securities shall thereafter be made.


                                    ARTICLE 4

                                     CLOSING
                                     -------

          4.1   Time and Place.  The closing of the transactions contemplated
                --------------
hereby (the "Closing") shall take place at a place to be agreed upon by the parties on August 7, 1995 or on such other date which is as soon thereafter as reasonably practicable (the "Closing Date") at 10:00 a.m., which time shall also be the Effective Time.

          4.2   Deliveries at Closing.  At the Closing:
                ---------------------

                (a) There shall be delivered to Majean, the Company and their respective stockholders, the certificates, opinions and other documents and instruments provided to be delivered under Articles 8 and 9 hereof.

                (b) Majean and the Company shall cause the Certificate of Merger to be filed in accordance with the Corporation Law, and shall take any and all other lawful actions, and do any other lawful things necessary to effect the Merger and to enable the Merger to become effective.

                (c) The stockholders of the Company shall deliver to the Majean for cancellation all the certificates representing Company Common Stock (other than shares held in the treasury of the Company).


                                    ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF MAJEAN
                    ----------------------------------------

          Majean represents and warrants to the Company as follows:

          5.1   Capitalization.  The authorized capital stock of Majean consists
                --------------
of 912,315 shares of Common Stock ("Majean Common Stock"), par value $.001 per share, of which 608,209 shares are outstanding; all of such shares of Majean Common Stock are owned of record by the stockholders of Majean as set forth on Schedule 5.1.  All of
                                                        ------------
such shares are validly issued, fully paid and non-assessable. There are no securities presently outstanding, and at the Effective Time there will not be any outstanding securities which are, convertible into, exchangeable for, or carrying the right to acquire, equity securities of Majean, or subscriptions, warrants, options, calls, convertible securities, registration or other rights or other arrangements or commitments obligating Majean to issue, transfer or dispose of any of its equity securities or any ownership interest therein.
There are no voting trusts or other agreements or understandings to which Majean is bound with respect to the voting of Majean Common Stock.

          5.2   Subsidiaries.  Except as set forth on Schedule 5.2, Majean does
                ------------                          ------------
not own, directly or indirectly, any capital stock or any other equity interest in any person. The entities so set forth on Schedule 5.2 are referred to herein
                                             ------------
individually as a "Subsidiary" and collectively as the "Subsidiaries." The name, jurisdiction of incorporation, capitalization and ownership of each Subsidiary is set forth on Schedule 5.2. Majean owns all of the issued and
                           ------------
outstanding shares of capital stock of the Subsidiaries which they own, free and clear of any imperfections to title, liens, claims, security interests, pledges, charges or other encumbrances ("Encumbrances"), and all of such shares are validly issued, fully paid and non-assessable. There are not now, and at the Effective Time there will be no, outstanding securities convertible into, exchangeable for, or carrying the right to acquire, equity securities of any of the Subsidiaries, or subscriptions, warrants, options, calls, convertible securities, registration or other rights or other arrangements or commitments obligating any Subsidiary to issue, transfer or dispose of any of its equity securities or any ownership interest therein or voting trusts or other agreements or understandings to which Majean or any of the Subsidiaries is bound with respect to the voting of the capital stock of any of the Subsidiaries.

          5.3   Organization.  Majean and each of the Subsidiaries is a
                ------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. True and complete copies of the certificate of incorporation and by-laws of Majean and each of the Subsidiaries have been delivered to the Company.

          5.4   Absence of Undisclosed Liabilities.  As of the date hereof,
                -----------------------------------
neither Majean nor any Subsidiary has any material liability of any nature (matured or unmatured, fixed or contingent, known or unknown) which has not been previously disclosed in writing to the Company.

          5.5   Contracts.  Except as set forth on Schedule 5.5, Majean and its
                ---------                          ------------
Subsidiaries are not parties to or bound by the terms of any commitment, arrangement, agreement or other instrument other than this Agreement and as contemplated hereby.

          5.6   Management Services Agreement.  The Management Services
                -----------------------------
Agreement dated August 7, 1995, among Advanced Heart Institute of New York, P.C., Valavanur A. Subramanian, M.D., Jeffrey Moses, M.D. and Majean Sub 2, Inc. is in full force and effect and has not been amended since the date of its execution.

          5.7   Corporate Power and Authority; No Violations.  Majean has full
                --------------------------------------------
corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Majean of this Agreement and the consummation by Majean of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Majean, including due and valid authorization by the Board of Directors and the stockholders of Majean and no other corporate proceedings on the part of Majean are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.


                                    ARTICLE 6

                        REPRESENTATIONS AND WARRANTIES OF
                        ---------------------------------
                         THE COMPANY AND THE SUBSIDIARY
                         ------------------------------

          The Company and Med-E-Systems, Inc., a wholly-owned subsidiary of the Company incorporated under the laws of the State of Delaware (the "Subsidiary), hereby represent and warrant to Majean as follows:

          6.1  Organization, Good Standing, Qualification and Corporate Power.
               --------------------------------------------------------------

          (a) The Company and the Subsidiary are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate power and authority to carry on their business as now conducted and as proposed to be conducted. The Company and the Subsidiary are duly qualified to transact business, and are in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on their business or properties. True and correct copies of the Certificate of Incorporation and Bylaws of the Company and the Subsidiary have been provided to Majean.

          (b) The Company has all requisite legal and corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

          6.2   Capitalization and Voting Rights.  The authorized capital of the
                --------------------------------
Company consists, or will consist prior to the Closing, of:

                (i)   Preferred Stock.  3,000,000 shares of Preferred Stock, par
                      ---------------
value $.01 per share (the "Preferred Stock"), of which (w) 971,800 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock") and are issued and outstanding as of the date hereof, (x) 282,900 shares have been designated Series B Preferred Stock (the "Series B Preferred Stock") and are issued and outstanding as of the date hereof, (y) 200,000 shares have been designated Series C Preferred Stock (the "Series C Preferred Stock") and are issued and outstanding as of the date hereof and (z) 666,360 shares have been designated Series D Preferred Stock (the "Series D Preferred Stock") and are issued and outstanding as of the date hereof. The rights, privileges and preferences of the Series A Preferred Stock, the Series B Preferred Stock, Series C Preferred Stock and the Series D Preferred Stock are as stated in the Company's Certificate of Incorporation.

                (ii)  Common Stock.  10,000,000 shares of Common Stock, par
                      ------------
value $.01 per share (the "Common Stock"), of which 2,171,401 shares are issued and outstanding as of the date hereof.

          6.3   Subsidiaries.  The Company does not presently own or control,
                ------------
directly or indirectly, any interest in any other corporation, association, or other business entity, except for the Subsidiary.

          6.4   Authorization.  This Agreement has been duly authorized,
                -------------
executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

          6.5   Financial Statements.  The Company has delivered to Majean (i)
                --------------------
its consolidated audited balance sheet and an audited income statement as of December 31, 1994 (the "Audited Financial Statements") and (ii) its consolidated unaudited balance sheet and an unaudited income statement at May 31, 1995 (the "Unaudited Financial Statements" and, together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the Unaudited Financial Statements do not contain footnotes. The Financial Statements fairly present the financial condition and results of operations of the Company as of the dates and during the periods indicated therein, subject to normal year-end audit adjustments which are neither individually nor in the aggregate expected to be material.

          6.6   Changes.  Since December 31, 1994, there has
                -------
been no material adverse change in the business, operations, property, assets or condition (financial or otherwise) of the Company.

          6.7   Governmental Consents.  No consent, approval, order, or
                ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement.

          6.8   Litigation.  There is no action, suit, proceeding, or
                ----------
investigation pending or to the Company's knowledge currently threatened against the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          6.9   Patents and Trademarks.  The Company has sufficient title and
                ----------------------
ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. The Company has not received any communications or claims alleging that the Company has violated or, by conducting its business as proposed, would violate, any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets or other proprietary rights of any other person or entity.

          6.10  Compliance with Other Instruments.  The Company is not in
                ---------------------------------
violation or default of any provisions of its Certificate or Bylaws or of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation, license, or permit applicable to the Company, the violation or default of which would have a material adverse effect on the Company. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, or contract or an event which results in the creation of any lien, charge, or encumbrance upon any assets of the Company. The Company does not have any knowledge of any termination or material breach or anticipated termination or material breach by the other parties to any material contract or commitment to which it is a party or to which any of its assets is subject.

     6.11  Title to Property and Assets.  The Company has good and marketable
           ----------------------------
title to its property and assets free and clear of all mortgages, liens, loans, and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances. All of the Company's properties and assets are, in all material respects, in good operating and usable condition, subject to normal wear and tear.

     6.12  Labor Agreements and Actions; Employee Benefits.  The Company is not
           -----------------------------------------------
bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives, or agents of the Company. There is no strike or other labor dispute involving the Company pending, or, to the knowledge of the Company, threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. Except as listed on Schedule 6.12, the Company does not have any
                                -------------
employee benefit plans presently in force with respect to profit-sharing, pensions, stock options or other stock benefits.

     6.13  Tax Matters.  The Company (i) has timely filed all tax returns that
           -----------
are required to have been filed by it with all appropriate governmental agencies (and all such returns are true and correct and fairly reflect its operations for tax purposes); and (ii) has timely paid all taxes owed or assessments by it (other than taxes the validity of which are being contested in good faith by appropriate proceedings). The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor and, to the Company's knowledge, there are no material unresolved questions or claims concerning the Company's tax liability. The Company's tax returns have not been reviewed or audited by any taxing authority. There is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to the Company, would result in the assertion by any taxing authority of any valid deficiency in a material amount for taxes.

                                    ARTICLE 7

                            COVENANTS OF THE PARTIES
                            ------------------------

          7.1   Best Efforts.  Subject to the terms and conditions herein
                ------------
provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate and effect the transactions contemplated by this Agreement on or before December 31, 1995.

          7.2   Conduct of Business.  Except as required by law or as the
                -------------------
Company may otherwise consent to in writing, from the date hereof and prior to the Effective Time, Majean will, and will cause each of the Subsidiaries to:

                     (i) operate its business only in the ordinary course consistent with past practice;

                    (ii) use commercially reasonable efforts to preserve intact its business organization;

                   (iii) use commercially reasonable efforts to maintain its properties, machinery and equipment in sufficient operating condition and repair to enable the Company to operate its business in all material respects in the manner in which such business is currently operated; and

                    (iv) use commercially reasonable efforts to keep available the services of their present officers, employees and agents (as a group).


                                    ARTICLE 8

                       CONDITIONS TO COMPANY'S OBLIGATIONS
                       -----------------------------------

          The obligations of the Company to consummate the Merger shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

          8.1   Representations, Warranties and Covenants of Majean.
                ---------------------------------------------------

                (a) Majean shall have performed and complied in all material respects with its agreements and covenants contained herein to be performed on or prior to the Closing Date.

                (b) The representations and warranties of Majean contained herein shall be true and correct in all material respects as of the Closing Date.

          8.2   No Prohibition.  No order, decree or injunction of any court or
                --------------
government authority shall be in effect which prohibits the consummation of the transactions contemplated hereby.

          8.3   Third Party Consents.  Majean shall have received all consents,
                --------------------
authorizations and approvals from non-governmental third parties, in form reasonably acceptable to the Company, which are necessary in order to enable
(i) Majean to consummate the transactions contemplated hereby and (ii) enable Majean and the Subsidiaries to conduct their businesses after the Effective Time on the same basis as conducted prior to the date hereof.

          8.4   Governmental Consents.  All consents, approvals, authorizations,
                ---------------------
exemptions and waivers from Government Entities that shall be required in order to enable (i) Majean to consummate the transactions contemplated hereby (except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit consummation of such transactions or render such consummation illegal) and (ii) Majean and the Subsidiaries to conduct their businesses after the Effective Time on the same basis as conducted prior to the date hereof shall have been obtained.

          8.5   Stockholders' Consent, Etc.  All of the stockholders of Majean
                ---------------------------
shall have consented in writing to the Merger and shall have surrendered the certificates representing all of their shares.


                                    ARTICLE 9

                       CONDITIONS TO MAJEAN'S OBLIGATIONS
                       ----------------------------------

     The obligations of Majean to consummate the Merger shall be subject to the satisfaction (or waiver) on or prior to the Closing Date of all of the following conditions:

          9.1   Representations, Warranties and Covenants of the Company.
                --------------------------------------------------------

                (a) The Company shall have performed and complied in all material respects with its agreements and covenants contained herein to be performed on or prior to the Closing Date.

                (b) The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date of this Agreement.

                (c) Majean and the stockholders of Majean shall have received certificates of the Company, dated as of the Closing Date and signed by two officers of the Company, certifying as to the fulfillment of the conditions set forth in this Section 9.1 (the "Company's Certificate").

          9.2   No Prohibition.  No order, decree or injunction of any court or
                --------------
government authority shall be in effect which prohibits the consummation of the transactions contemplated hereby.

          9.3   Governmental Consents.  All consents, approvals, authorizations,
                ---------------------
exemptions and waivers from Government Entities that shall be required in order to enable the Company to consummate the transactions contemplated hereby shall have been obtained (except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit consummation of such transactions or render such consummation illegal).


                                   ARTICLE 10

                          TERMINATION PRIOR TO CLOSING
                          ----------------------------

          10.1  Termination.  This Agreement may be terminated at any time prior
                -----------
to the Closing:

                (a)  By the mutual written consent of the Company and Majean; or

                (b) By either the Company or Majean in writing, without liability to the terminating party on account of such termination, if the Closing shall not have occurred on or before December 31, 1995; or

                (c) By either the Company or Majean if (i) the conditions to such party's obligations shall have become impossible to satisfy on or before December 31, 1995 (after giving effect to any potential actions the non-terminating party may propose to take to cure such failure of condition after reasonable notice from the party proposing to terminate this Agreement), provided that no party shall be entitled to terminate this Agreement pursuant to this clause (c) if the reason for such impossibility is due to a breach by the party proposing to terminate this Agreement or (ii) any permanent injunction or other order of a Government Entity preventing the consummation of the Merger shall have become final and non-appealable.

          10.2  Effect of Termination.  Termination of this Agreement pursuant
                ---------------------
to this Article 10 shall terminate all obligations of the parties hereunder, except for the obligations under Sections 11.6, 11.7 and 11.9, provided, however, that nothing in this Section 10.2 shall relieve or limit the liability or obligations hereunder of any party (the "Defaulting Party") to the other party or parties on account of a willful and intentional breach of a covenant or agreement contained herein, or any fraudulent representation or warranty contained herein by the Defaulting Party. In the case of such a willful and intentional breach or fraud, in addition to any damages for which the Defaulting Party may be liable, the Defaulting Party shall reimburse the other party or parties for any expenses incurred by such party or parties in order to enforce its or their rights under this Agreement (including reasonable attorney's fees and expenses).
                                   ARTICLE 11

                                  MISCELLANEOUS
                                  -------------

          11.1  Non-Survival of Representations and Warranties.  None of the
                ----------------------------------------------
representations and warranties in this Agreement or any certificate delivered pursuant to this Agreement shall survive the Effective Time.

          11.2  Entire Agreement.  This Agreement (including the Schedules and
                ----------------
Exhibits hereto) constitutes the sole understanding of the parties with respect to the subject matter hereof. Matters disclosed in the Schedules pursuant to any Section of this Agreement shall be deemed to be disclosed with respect to all Sections of this Agreement.

          11.3  Successors and Assigns.  The terms and conditions of this
                ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that this
                                              --------  -------
Agreement may not be assigned by any party without the prior written consent of the other parties, except that the Company may assign this Agreement to any of its affiliates.

          11.4  Headings.  The headings of the Articles, Sections and paragraphs
                --------
of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

          11.5  Modification and Waiver.  No amendment, modification or
                -----------------------
alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

          11.6  Broker's Fees.  Each of the parties hereto (i) represents and
                -------------
warrants that it has not taken and will not take any action that would cause the other party hereto to have any obligation or liability to any person for a finder's or broker's fee, and (ii) agrees to indemnify the other party hereto for breach of the foregoing representation and warranty, whether or not the Closing occurs.

          11.7  Expenses.  Except as otherwise provided herein, the Company on
                --------
the one hand and Majean on the other hand shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

          11.8  Notices.  Any notice, request, instruction or other document to
                -------
be given hereunder by any party hereto to any other party shall be in writing and shall be given (and will be deemed to have been duly given upon receipt) by delivery in person, by electronic facsimile transmission, cable, telegram, telex or other standard forms of written telecommunications, by overnight courier or by registered or certified mail, postage prepaid, if to the Company to:

                     Advanced Health Corporation
                     560 White Plains Road, Second Floor
                     Tarrytown, New York 10501
                     Attention: Steven Hochberg
                     Telecopy:  (914) 332-1186

                with a copy to:

                     O'Sullivan Graev & Karabell
                     30 Rockefeller Plaza
                     New York, New York  10112
                     Attention:  John J Suydam, Esq.
                     Telecopy:  (212) 408-2462

                if to Majean to:

                     Majean, Inc.
                     Sexter & Warmflash
                     61 Broadway
                     New York, New York 10006
                     Attention:  David Warmflash, Esq.
                     Telecopy:  (212) 383-5310

                with a copy to:

                     Sexter & Warmflash
                     61 Broadway
                     New York, New York 10006
                     Attention:  David Warmflash, Esq.
                     Telecopy:  (212) 383-5310

          11.9  Governing Law.  This Agreement shall be construed in accordance
                -------------
with and governed by the laws of the State of New York.

          11.10 Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

                                   *    *    *

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.

                     ADVANCED HEALTH CORPORATION


                     BY:
                          ---------------------------
                          Steven Hochberg
                          President



                     MAJEAN, INC.


                     BY:
                          ---------------------------
                          Name:
                          Title:

                                                                     EXHIBIT 1.2
                                                                     -----------

                              CERTIFICATE OF MERGER

                                       OF

                           ADVANCED HEALTH CORPORATION

                                      INTO

                                  MAJEAN, INC.


- -----------------------------------------------------------------


     The undersigned corporation does hereby certify:

     FIRST:  The name and state of incorporation of each of the constituent
     -----

corporations of the merger are as follows:


NAME                           STATE OF INCORPORATION
- ----                           ----------------------

Advanced Health Corporation         Delaware

Majean, Inc.                        Delaware

     SECOND:  The Agreement and Plan of Merger between the parties to the merger
     ------

has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

     THIRD:  The name of the surviving corporation of the merger is Majean,
     -----

Inc., a Delaware corporation.

     FOURTH:  The Certificate of Incorporation of Majean, Inc., a Delaware
     ------

corporation which is surviving the merger, as amended herein, shall be the

Certificate of Incorporation, as amended and restated of the surviving corpo-

ration.

     FIFTH:  The executed Agreement and Plan of Merger is on file at the
     ------

principal place of business of the surviving corporation.

The address of said principal place of business is 560 White Plains Road,

Tarrytown, New York 10501.

     SIXTH:  A copy of the Agreement and Plan of Merger will be furnished on
     -----

request and without cost to any stockholder of any constituent corporation.

     SEVENTH:  That the holders of all of the outstanding shares of the
     -------

Corporation have adopted a resolution authorizing the amendment to the

Certificate of Incorporation herein above set forth.


                          MAJEAN, INC.

                          By:______________________________
                             Name:
                          Its:

ATTEST:

By:______________________________
   Name:
Its: Secretary

                                                                    SCHEDULE 5.1
                                                 to Agreement and Plan of Merger
                                                 -------------------------------


                              Majean Capitalization
                              ---------------------

Stockholder                         Shares           Options
- -----------                         ------           -------


Valavanur A. Subramanian, M.D.      304,105


Jeffrey Moses, M.D.                 304,105


Angelo Acquista, M.D.                                304,105

                                                                    SCHEDULE 5.2
                                                 to Agreement and Plan of Merger
                                                 -------------------------------


                                  Subsidiaries
                                  ------------

Majean Management, Inc.

Majean Sub 2, Inc.

                                                                    SCHEDULE 5.5
                                                 to Agreement and Plan of Merger
                                                 -------------------------------


                                    Contracts
                                    ---------

          Management Services Agreement dated as of August 7, 1995, among Advanced Heart Institute of New York, P.C., Valavanur A. Subramanian, M.D., Jeffrey Moses, M.D. and Majean Sub 2, Inc.

          Letter Agreement dated August 7, 1995 between Majean, Inc. and Angelo Acquista, M.D. re Majean, Inc. Grant of Stock Option

                                                                   SCHEDULE 6.12
                                                 to Agreement and Plan of Merger
                                                 -------------------------------


                                  Benefit Plans
                                  -------------

1995 Stock Option Plan